Exhibit 99.2

Silevo, Inc.

Condensed Consolidated Financial Statements

(Unaudited)

Silevo, Inc.

Condensed Consolidated Balance Sheets

(In Thousands, Except Share Par Values)

	June 28, 2014	December 28, 2013
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,575	$1,676
Accounts receivable, net	375	239
Inventories, net	6,681	3,987
Prepaid expenses and other current assets	5,222	5,219

Total current assets	14,853	11,121
Property and equipment, net	25,070	26,112
Other assets	17	17

Total assets	$39,940	$37,250

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$5,154	$4,735
Accrued and other current liabilities	2,134	1,813
Notes payable and other short term borrowings	18,375	9,161
Convertible notes payable, net of discounts	14,758	6,172

Total current liabilities	40,421	21,881
Preferred stock warrant liabilities	8,081	3,900
Other long-term liabilities	41	41

Total liabilities	48,543	25,822
Commitments and contingencies (Note 10)
Convertible redeemable preferred stock:
Convertible redeemable preferred stock, $0.00001 par value – 69,488 shares authorized, issued and outstanding as of June 28, 2014 and December 28, 2013 (liquidation preference of $42,130)	45,434	45,435
Stockholders’ deficit:
Series A convertible preferred stock, $0.00001 par value – 42,000 shares authorized, issued and outstanding as of June 28, 2014 and December 28, 2013 (liquidation preference of $21,445)	21,333	21,333
Common stock, $0.0001 par value – authorized, 149,000 shares as of June 28, 2014 and December 28, 2013; issued and outstanding, 13,315 and 10,999 shares as of June 28, 2014 and December 28, 2013, respectively	—	—
Additional paid-in capital	2,653	2,143
Accumulated deficit	(80,356)	(61,236)

Total stockholders’ deficit	(56,370)	(37,760)
Noncontrolling interests in subsidiaries	2,333	3,753

Total stockholders’ deficit	(54,037)	(34,007)

Total liabilities, convertible redeemable preferred stock and stockholders’ deficit	$39,940	$37,250

See accompanying notes.

Silevo, Inc.

Condensed Consolidated Statements of Operations

(In Thousands, Except Share and Per Share Amounts)

	Six Months Ended
	June 28, 2014	June 29, 2013
	(Unaudited)	(Unaudited)
Revenue:
Product sales	$2,560	$70
Cost of revenue:
Product cost of sales	4,212	57

Gross (loss) profit	(1,652)	13
Operating expenses:
Sales and marketing	779	917
General and administrative	2,358	1,607
Research and development	5,368	7,132

Total operating expenses	8,505	9,656

Loss from operations	(10,157)	(9,643)
Interest expense, net	8,946	399
Other expense, net	1,437	(353)

Net loss	(20,540)	(9,689)
Net loss attributable to noncontrolling interests in subsidiary	(1,420)	(1,486)

Net loss attributable to stockholders	$(19,120)	$(8,203)

See accompanying notes.

Silevo, Inc.

Condensed Consolidated Statements of Cash Flows

(In Thousands)

	Six Months Ended
	June 28, 2014	June 29, 2013
	(Unaudited)	(Unaudited)
Operating activities:
Net loss	$(20,540)	$(9,689)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,932	1,701
Change in fair value of warrants	(69)	—
Stock-based compensation	257	251
Non-cash interest expense	8,614	127
Loss on disposal of property and equipment	—	15
Provision for inventory valuation and obsolescence	228	—
Changes in operating assets and liabilities:
Accounts receivable	(136)	(236)
Inventories	(2,922)	(433)
Prepaid expenses and other current assets	(3)	(671)
Accounts payable	419	918
Accrued and other liabilities	266	716
Deferred revenue	—	251

Net cash used in operating activities	(11,954)	(7,050)
Investing activities:
Purchase of property and equipment	(900)	(1,845)

Net cash used in investing activities	(900)	(1,845)
Financing activities:
Proceeds from issuance of common stock	253	1
Proceeds from issuance of convertible notes payable with detachable warrants	4,250	3,800
Proceeds from notes payable and other short term borrowings	9,250	—

Net cash provided by financing activities	13,753	3,801

Net increase (decrease) in cash and cash equivalents	899	(5,094)
Cash and cash equivalents, beginning of period	1,676	8,795

Cash and cash equivalents, end of period	$2,575	$3,701

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$332	$272

See accompanying notes.

Silevo, Inc.

Notes to Condensed Consolidated Financial Statements

(In Thousands)

(Unaudited)

1. Nature of Business

Silevo, Inc. (the ‘Company’ or ‘Silevo’) was incorporated in Delaware on June 13, 2006 as Sierra Solar Power, Inc. In August 2011, the Company changed its name to Silevo, Inc. The Company designs, develops, manufactures and sells high-efficiency solar cells and high-performance solar modules for residential, commercial and public utility applications worldwide. The Company was in the development stage through December 31, 2012. In 2013, the Company emerged from the development stage. The Company is headquartered in Fremont, California and has subsidiaries in Hong Kong and Germany, as well as a joint venture manufacturing facility in China.

2. Summary of Significant Accounting Policies and Procedures

Basis of Presentation and Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles (‘GAAP’) and include all adjustments (consisting of normal and recurring adjustments) that management considers necessary for a fair presentation of the consolidated results of operations for the interim periods covered and the consolidated financial position at the balance sheet dates. This interim financial information should be read in conjunction with the Company’s audited financial statements contained in Exhibit 99.1 of this 8-K/A filing. The interim results of operations presented herein are not necessarily indicative of the results of operations that may be expected for any future period.

The condensed consolidated financial statements include the accounts of the Company, its wholly owned subsidiaries, Sierra Solar Power (Hong Kong) Limited (‘SSP HK’) in Hong Kong and Silevo Germany GmbH (‘Silevo Germany’) in Germany, and its joint venture in China, Silevo China Company Limited (‘the JV’), in which the Company has a controlling financial interest. All significant intercompany accounts and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Such estimates include the allowance for doubtful accounts, valuation of inventories, useful lives of long-lived assets, valuation of deferred income tax assets, measurement of stock-based compensation and valuation of the Company’s equity instruments. Actual results could differ from those estimates.

Fair Value of Financial Instruments

Accounting Standards Codification (‘ASC’) 820, Fair Value Measurements, clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability.

ASC 820 requires that the valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. ASC 820 establishes a three-tier fair value hierarchy, which prioritizes inputs that may be used to measure fair value as follows:

•	Level 1 — Observable inputs that reflect quoted prices for identical assets or liabilities in active markets.

•	Level 2 — Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•	Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

As of June 28, 2014 and December 28, 2013, the liabilities carried at fair value on a recurring basis included the preferred stock warrant liabilities. As of June 28, 2014, the fair value of the preferred stock warrant liabilities was as follows (in thousands):

	Level 1	Level 2	Level 3
Preferred stock warrant liabilities	$—	$—	$8,081

The fair value of the convertible redeemable preferred stock warrants is based on unobservable inputs. Such instruments are generally classified within Level 3 of the fair value hierarchy. The Company estimated the fair value of the warrants using an option-pricing model incorporating assumptions that market participants would use in their estimates of fair value. Some of these assumptions include estimates for interest rates, expected dividends, and the fair value of the underlying preferred stock.

The Company’s financial instruments that were not re-measured at fair value include accounts receivable, accounts payable, convertible notes, notes payable and other short-term borrowings. The carrying values of these financial instruments approximate their fair values due to the fact that they were short-term in nature at June 28, 2014 (Level 1).

Product Warranties

For solar modules sold before September 1, 2013, the Company provided a limited product warranty for defects in materials and workmanship under normal use and service conditions for 10 years following shipment of the solar modules. The Company also provided a warranty that each solar module will produce at least 90% of the nominal power output rating during the first 10 years following installation and at least 80% of the nominal power output rating during the 11th through 25th years following installation. In resolving claims under both the defect and output warranties, the Company has the option of either repairing or replacing the solar module or, under the output warranty, providing supplemental products to remedy the output shortfall. For solar modules sold after September 1, 2013, the Company provides a limited product warranty for defects in materials, workmanship and manufacture under normal application, installation, use and service conditions for 10 years from the date of purchase of the solar modules. The Company also provides a warranty that each solar module will produce at least 97% of the nominal power output rating during the first year following the warranty start date and each solar module’s output will decline annually by no more than 0.7% over the subsequent 24 years, so that by the end of the 25th year of operation, each solar module’s output will be no less than 80.2% of the nominal power output rating. In resolving claims under both the defect and output warranties, the Company has the option of either repairing or replacing the solar module or, under the output warranty, providing an appropriate residual value for the solar module. Estimated future costs of meeting warranty obligations are accrued when revenue is recognized. To date, the provisions for the warranties and claims under the warranties have not been significant.

Comprehensive Income (Loss)

The Company accounts for comprehensive income (loss) in accordance with ASC 220, Comprehensive Income. Under ASC 220, the Company is required to report comprehensive income (loss), which includes net income (loss) as well as other comprehensive income (loss). There were no other comprehensive income (losses) and no differences between comprehensive loss, as defined by ASC 220, and net loss, as reported in the condensed consolidated statements of operations, for the periods presented.

3. Joint Venture in China

The Company operates the JV with three other Chinese entities (‘the JV Partners’), to develop, manufacture and market high-performance solar cells. The Company owns 65.7% of the outstanding capital of the JV, and the rest is owned by the JV Partners. The Company has a Manufacturing Services and Technology Licensing Agreement with the JV to acquire solar cells on a “cost-plus” basis. The JV is required to obtain the Company’s consent to sell products to any third-party. The agreement had an initial term of one year and automatically renews for successive one-year periods.

The Company has determined that the JV is a variable interest entity (‘VIE’) and that the Company is the primary beneficiary of the JV since the variable interests held by the Company empower it to direct the activities that most significantly impact the JV’s economic performance. In reaching this determination, the Company considered the significant control it exercises over the JV’s Board of Directors, management and daily operations.

The Company has the right to acquire the JV Partners’ interests in the JV at any time within five years from the date of their initial capital contribution. The JV Partners have the right to sell all or part of their interests in the JV to the Company if the JV does not meet certain conditions specified in the JV agreement, which include meeting specified production targets within a specified time frame. The JV did not meet some of those targets, and as such, the JV Partners’ option is currently exercisable. The JV is not allowed to make a profit distribution to investors prior to the full exit of the JV Partners from their investments in the JV.

Since the Company has been determined to be the primary beneficiary of the JV, the JV’s assets, liabilities and results of operations are included in the Company’s condensed consolidated financial statements. The JV Partners’ interests in the JV are reflected in noncontrolling interests in subsidiaries on the condensed consolidated balance sheets.

The following table summarizes the carrying amounts of the JV’s assets and liabilities included in the Company’s condensed consolidated balance sheet at June 28, 2014 (in thousands):

Cash	$573
Accounts receivable	28
Inventories	2,725
Prepaid and other current assets	4,612
Property and equipment	23,503

Total assets	$31,441

Accounts payable	$4,467
Accrued and other liabilities	973
Term loan	9,096

Total liabilities	$14,536

4. Selected Balance Sheet Components

Selected components of the condensed consolidated balance sheets were as follows (in thousands):

	June 28, 2014	December 28, 2013
	(unaudited)
Inventories:
Raw materials	$2,058	$1,645
Work in progress	3,186	39
Finished Goods	1,788	2,899

	7,032	4,583
Less: reserve for net realizable value	(351)	(596)

Total	$6,681	$3,987

Property and equipment, net:
Manufacturing and lab equipment	$26,095	$22,009
Buildings	4,218	8,619
Land and land use rights	1,573	1,573
Leasehold improvements	1,470	1,470
Hardware, software and furniture and fixtures	663	659
Construction in progress	1,528	1,573

	35,547	35,903
Less: accumulated depreciation and amortization	(10,477)	(9,791)

Property and equipment, net	$25,070	$26,112

5. Convertible Notes Payable

Between May 28, 2013 and June 28, 2014, the Company entered into a series of convertible note agreements with existing stockholders for an aggregate of $16,150. The notes have a stated interest rate of 8.0% per annum and are scheduled to mature on the earlier of September 14, 2014 or the Company’s issuance of its equity securities for aggregate gross proceeds of at least $5,000. The conversion price is subject to a 20% discount through September 14, 2014 and a 30% discount after September 14, 2014. Note holders may convert their notes within 10 business days after September 14, 2014 or in the event of a change of control into shares of the Company’s Series B-1 Convertible Redeemable Preferred Stock. In the event of a change of control prior to maturity, the note holders would receive 1.5 times the then outstanding principal amount and any accrued interest. The outstanding principal balance was $16,150 and $11,900 as of June 28, 2014 and December 28, 2013, respectively.

In connection with the issuance of the notes, the Company issued warrants to purchase shares of its equity securities upon conversion of the notes in connection with the Company’s issuance of its equity securities for aggregate gross proceeds of at least $5,000 or upon repayment of the notes in connection with a change of control or upon conversion of the note into shares of Series B-1 Convertible Redeemable Preferred stock. The exercise price is equal to the price per share upon the Company’s issuance of its equity securities for aggregate gross proceeds of at least $5,000 or the Series B-1 Convertible Redeemable Preferred Stock conversion price, as applicable. The warrants expire upon the earlier of the fifth anniversary of the issuance of the warrants, a change of control, or an initial public offering. The warrants are exercisable at any time and expire in December 2018. The Company determined the fair value of the warrants on the date of issuance using the Black-Scholes option pricing model. The fair value of the warrants was recorded as a discount to the notes.

In connection with the issuance of certain of the notes, the Company recorded beneficial conversion features. The aggregate amount beneficial conversion features recorded as a discount to the notes and as a credit to convertible redeemable preferred stock was $3,538 as of June 28, 2014 and December 28, 2013.

The discount that was recorded to the notes arising from the warrants and the beneficial conversion feature is being amortized to interest expense over the term of the notes using the effective interest method. The unamortized discount was $2,257 and $5,999 as of June 28, 2014 and December 28, 2013, respectively.

6. Notes Payable and Other Short-Term Borrowings

In 2012, the JV entered into a series of Working Capital Loan Agreements, guaranteed by a related party, with a bank in China totaling $20,823. The stated rate of interest was 7.2% per annum. In August 2012 and October 2012, the Company made a $10,559 and $1,377 payment of principal, respectively. In July 2013, the loans were repaid and re-borrowed. The stated rate of interest is 7.2% per annum. The loans mature between July 14, 2014 and July 21, 2014. At June 28, 2014 and December 28, 2013, the outstanding balance of the loans was $9,096 and $9,161, respectively.

On April 9, 2014, the Company entered into a promissory note agreement with a strategic partner, SolarCity Corporation, and borrowed $7,500 as of June 28, 2014. The note has a stated interest rate of 2.0% per annum and matures upon the earlier of September 30, 2014 or 60 days after the date of termination of strategic discussions between the Company and the strategic partner. The Company received an additional $1,750 from the strategic partner to finance costs associated with the termination of a consulting contract with a service provider. The accrued interest for the promissory note was $29 as of June 28, 2014.

7. Income Taxes

The Company accounts for income taxes using the asset and liability method. Under this method, deferred income tax assets and liabilities are determined based upon the differences between the condensed consolidated financial statement carrying amounts and the tax basis of assets and liabilities and are measured using the enacted tax rate expected to apply to taxable income in the years in which the differences are expected to be reversed.

The income tax expense for the six months ended June 28, 2014 and June 29, 2013 was determined based on the Company’s estimated consolidated effective income tax rates of 0.0%. The differences between the estimated consolidated effective income tax rate and the U.S. federal statutory rate were primarily attributable to a valuation allowance.

8. Related Party Transactions

On January 16, 2013, the JV entered into promissory note agreements for $164 each with two members of management. The notes are interest-free and were scheduled to mature on June 30, 2014. The notes were paid-off in connection with the acquisition of the Company by SolarCity Corporation on September 23, 2014. The outstanding balance of the notes is included in accrued and other current liabilities on the condensed consolidated balance sheets.

9. Stock-Based Compensation

The condensed consolidated financial statements include stock-based compensation computed based on the grant date fair value. Stock-based compensation recognized was as follows (in thousands):

	Six Months Ended
	June 28, 2014	June 29, 2013
Product cost of sales	15	17
Sales and marketing	47	47
General and administrative	140	137
Research and development	55	50

10. Commitments and Contingencies

Non-Cancelable Operating Leases

The Company leases office space under non-cancelable operating leases primarily in the United States.

As of December 28, 2013, the Company was contractually obligated to purchase $715 of property and equipment related to its manufacturing facility in China. The Company is not currently a party to any legal proceedings that it believes would have a material adverse effect on its financial position, results of operations or cash flows.

11. Subsequent Events

In July 2014, the JV repaid and re-borrowed the loans under the Working Capital Loan Agreements. The new stated rate of interest is 7.8% per annum. The loans mature between June 19, 2015 and June 28, 2015.

On September 23, 2014, the Company was acquired by SolarCity Corporation, a residential and commercial solar installer, for an agreed purchase consideration of up to $200.0 million payable mainly in shares of SolarCity Corporation’s common stock and up to an additional $150.0 million payable in shares of SolarCity Corporation’s common stock upon the achievement of specified milestones as set forth in the acquisition agreement. The outstanding borrowings and other advances from SolarCity were applied towards settling a portion of the purchase consideration.